Exhibit 5.1

December 16, 2011	Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730 Main Tel +1 713 238 3000 Main Fax +1 713 238 4888 www.mayerbrown.com
Bonanza Creek Energy, Inc. 410 17th Street, Suite 1500 Denver, Colorado 80202

Re: Bonanza Creek Energy, Inc. Registration Statement on Form S-1 (File No. 333-174765)

Ladies and Gentlemen:

We have acted as counsel to Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No. 333-174765 (such Registration Statement, as amended or supplemented, is referred to herein as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of the issuance and sale by the Company of 11,500,000 shares of common stock, par value $0.001 per share, of the Company, including 1,500,000 shares subject to the underwriters’ over-allotment option described in the Registration Statement) (the “Shares”).

This opinion is furnished to you solely in accordance with the requirements of Item 601(b) of Regulation S-K promulgated under the Securities Act in connection with the filing of the Registration Statement.

We have examined copies of the form of the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the form of the Second Amended and Restated Bylaws of the Company (together with the Certificate of Incorporation, the “Charter Documents”), each to become effective prior to the closing of the offering, the Registration Statement, all relevant resolutions adopted by the Company’s board of directors, and other records and documents that we have deemed necessary for the purpose of this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

We have further assumed that:

(a) the Shares will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement;

(b) the Company will cause the Certificate of Incorporation to be filed with, and accepted by, the Secretary of State of the State of Delaware effective immediately prior to the closing of the offering;

(c) the underwriting agreement filed as Exhibit 1.1 to the Registration Statement, with respect to the Shares has been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Underwriting Agreement”); and

(d) certificates representing the Shares to be issued will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when the price at which the Shares will be sold has been approved by the board of directors or the Initial Public Offering Committee of the board of directors of the Company and when the Shares have been duly issued and delivered against payment therefore in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

Sincerely,

/s/Mayer Brown LLP